News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Fiscal 2014 Second Quarter Results
Net Sales Increase 12 Percent; Adjusted Diluted EPS Rises 21 Percent
ATLANTA, April 2, 2014 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2014 second quarter net sales of $546.2 million, an increase of $59.5 million, or 12 percent, compared with the year-ago period. Net income for the second quarter of fiscal 2014 was $32.7 million, an increase of $8.0 million, or 32 percent, compared with the prior-year period. Fiscal 2014 second quarter diluted EPS of $0.75 increased 32 percent compared with $0.57 for the year-ago period.
Excluding the impact of special charges and related temporary manufacturing inefficiencies associated with streamlining activities which were incurred primarily in the year-ago period (as further explained below), fiscal 2014 second quarter adjusted net income of $32.6 million increased $5.9 million, or 22 percent, compared prior year’s $26.7 million. Diluted EPS for the second quarter of fiscal 2014 of $0.75 increased 21 percent compared with prior-year’s adjusted diluted EPS of $0.62, which excludes the impact of special charges and related temporary manufacturing inefficiencies. A reconciliation of adjusted financial measures to the most directly comparable GAAP measure is provided in the tables at the end of this release.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We were very pleased with our fiscal 2014 second quarter results as we continued to execute our strategies to extend our leadership position in North America. While we believe inclement winter weather in certain parts of the U.S. dampened customer orders during the quarter and somewhat impacted our operations, the year-over-year increase in net sales reflects continued favorable trends in order rates as well as the continued adoption of LED lighting solutions, which again more than doubled over the prior year. Sales of LED-based luminaires now represent 30 percent of our net sales. We believe our second quarter results reflect our ability to provide customers truly differentiated value from our industry-leading portfolio of innovative lighting and control solutions along with superior service.”

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Second Quarter Results
The 12 percent year-over-year growth in fiscal 2014 second quarter net sales was due primarily to a 13 percent increase in sales volume, which was partially offset by a net unfavorable change in foreign currency rates, primarily because of a weaker Canadian Dollar. The impact from changes in the price and mix of products sold (“price/mix”) and recent acquisitions was benign. The increase in sales volume was broad-based across most product categories and key sales channels in North America.
Fiscal 2014 second quarter gross profit margin was 39.4 percent compared with prior year’s adjusted gross profit margin of 39.6 percent, which excludes the impact of temporary manufacturing inefficiencies directly attributable to the closing of a production facility in fiscal 2013. Fiscal 2014 second quarter gross profit margin was negatively impacted approximately 100 basis points due to a combination of higher warranty-related costs associated with a specific non-LED product, the impact of a net unfavorable change in foreign currency rates, and to a lesser degree, higher freight costs for expediting various components due primarily to service greater than expected customer demand for certain products. The total impact of these items reduced diluted EPS by approximately $0.09. Management believes inclement winter weather reduced net sales by as much as 3 percent which also impacted margins and profitability.
Operating profit for the second quarter of fiscal 2014 was $58.4 million, an increase of $13.3 million, or 30 percent, over the year-ago period. Fiscal 2014 second quarter adjusted operating profit (excluding the impact of a pre-tax $0.2 million favorable adjustment to special charges) increased $10.0 million, or 21 percent, to $58.2 million compared with prior-year’s adjusted operating profit (excluding the impact of a pre-tax $3.1 million special charge and related temporary expenses) of $48.2 million. Adjusted operating profit margin for the second quarter of fiscal 2014 increased 80 basis points to 10.7 percent compared with 9.9 percent for the prior-year period. The improvement in the adjusted operating profit margin was due primarily to increased sales and productivity gains, which was partially offset by the issues noted above which reduced gross profit margin by 100 basis points and higher variable incentive compensation.
Special Charges and Temporary Expenses Associated with Streamlining Activities
Management estimates that during the second quarter of fiscal 2014 the Company realized approximately $3.5 million of pre-tax savings associated with the streamlining activities initiated in 2013 and is now at the total annualized savings run rate of $15 million.
Prior year’s second quarter pre-tax special charge and temporary expenses totaling $3.1 million, or $0.05 per diluted share, were comprised of a pre-tax special charge of $0.3 million and $2.8 million of costs related to temporary manufacturing inefficiencies associated with the closing of the Cochran production facility. The special charge consisted principally of production transfer costs from the Cochran facility to other locations. The $2.8 million of manufacturing inefficiencies consisted primarily of non-productive operating costs at the

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Cochran facility and expenses associated with the initial set-up of production at various facilities that assumed the production of products previously manufactured at the Cochran facility.
Year-to-Date Results
Net sales for the first six months of fiscal 2014 were $1,120.9 million compared with $967.8 million for the prior-year period, an increase of 15.8 percent. Fiscal 2014 first half reported results include operating profit of $135.8 million, net income of $77.2 million, and diluted EPS of $1.78. Adjusted results, which exclude special charges and related temporary manufacturing inefficiencies as well as the benefit of an insurance recovery of $5 million, or $0.07 diluted EPS, associated with the prior-year reported loss resulting from fraud perpetrated at a freight payment and audit service firm formerly retained by the Company, include adjusted operating profit of $130.6 million, or 11.7 percent of net sales, compared with adjusted operating profit of $101.9 million, or 10.5 percent of net sales, for the prior-year period. Adjusted net income for the first half of fiscal 2014 was $74.0 million compared with $56.3 million for the prior-year period. Adjusted diluted EPS for the first half of fiscal 2014 and 2013 was $1.71 and $1.31, respectively.
Outlook
Mr. Nagel commented, “Our outlook remains positive. Third-party forecasts and leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will continue to be in the mid-to-upper single digit range during 2014. While we still expect to see some volatility in demand among certain sales channels and geographies, our expectation for the future is that overall demand in our end markets will continue to improve and be more consistent and broad-based. The favorable trend in our March order rates seems to reflect this continuing improvement. We believe opportunities continue to exist that will allow us to continue to outperform the markets we serve. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
This news release contains non-GAAP financial measures such as “adjusted gross profit margin”, “adjusted selling, distribution, and administrative expenses” (“adjusted SD&A expenses”), “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS”. These measures are provided to enhance the reader's overall understanding of the Company's current financial performance and

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prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. Management believes that the adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance compared with the year-ago period and prospects for the future.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss second quarter results today, April 2, 2014, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2013 net sales of over $2 billion, Acuity Brands employs approximately 6,500 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Sunoptics®, Axion™ Controls, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: third-party forecasts of a mid-to-upper single digit growth rate for the North American lighting market during 2014; expectation that overall demand in the Company's end markets will continue to improve and be more consistent and broad-based; estimates regarding the amounts and timing of annualized pre-tax savings associated with streamlining activities

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initiated in 2013; expectation that opportunities exist that will allow the Company to continue to outperform the markets it serves; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings, including the risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	February 28, 2014	August 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$408.2	$359.1
Accounts receivable, less reserve for doubtful accounts of $2.0 and $1.5 as of February 28, 2014 and August 31, 2013, respectively	308.7	318.3
Inventories	228.6	203.0
Deferred income taxes	14.6	13.6
Prepayments and other current assets	30.4	19.5
Total Current Assets	990.5	913.5
Property, Plant, and Equipment, at cost:
Land	6.7	7.2
Buildings and leasehold improvements	108.8	109.6
Machinery and equipment	368.1	354.5
Total Property, Plant, and Equipment	483.6	471.3
Less — Accumulated depreciation and amortization	336.5	323.4
Property, Plant, and Equipment, net	147.1	147.9
Other Assets:
Goodwill	570.0	568.2
Intangible assets, net	238.4	245.1
Deferred income taxes	1.6	1.7
Other long-term assets	24.7	27.4
Total Other Assets	834.7	842.4
Total Assets	$1,972.3	$1,903.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$244.4	$249.5
Accrued compensation	30.0	28.0
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	91.3	107.5
Total Current Liabilities	366.9	386.2
Long-Term Debt	353.6	353.6
Accrued Pension Liabilities, less current portion	50.6	54.7
Deferred Income Taxes	56.2	53.9
Self-Insurance Reserves, less current portion	7.4	7.0
Other Long-Term Liabilities	58.2	54.9
Commitments and Contingencies (see Commitments and Contingencies footnote)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 52,548,243 issued and 42,828,988 outstanding at February 28, 2014; 52,205,933 issued and 42,486,678 outstanding at August 31, 2013	0.5	0.5
Paid-in capital	753.2	735.5
Retained earnings	806.3	740.3
Accumulated other comprehensive loss	(60.4)	(62.6)
Treasury stock, at cost, 9,719,255 shares at February 28, 2014 and August 31, 2013	(420.2)	(420.2)
Total Stockholders’ Equity	1,079.4	993.5
Total Liabilities and Stockholders’ Equity	$1,972.3	$1,903.8

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Six Months Ended
	February 28, 2014	February 28, 2013	February 28, 2014	February 28, 2013
Net Sales	$546.2	$486.7	$1,120.9	$967.8
Cost of Products Sold	331.0	297.0	668.6	588.6
Gross Profit	215.2	189.7	452.3	379.2
Selling, Distribution, and Administrative Expenses	157.0	144.3	316.7	284.9
Special Charge	(0.2)	0.3	(0.2)	1.0
Operating Profit	58.4	45.1	135.8	93.3
Other Expense (Income):
Interest Expense, net	8.0	7.8	16.0	15.5
Miscellaneous Expense, net	0.1	0.1	0.7	0.2
Total Other Expense	8.1	7.9	16.7	15.7
Income before Provision for Income Taxes	50.3	37.2	119.1	77.6
Provision for Income Taxes	17.6	12.5	41.9	26.8
Net Income	$32.7	$24.7	$77.2	$50.8

Earnings Per Share:
Basic Earnings per Share	$0.76	$0.58	$1.79	$1.19
Basic Weighted Average Number of Shares Outstanding	42.8	42.1	42.7	41.9
Diluted Earnings per Share	$0.75	$0.57	$1.78	$1.18
Diluted Weighted Average Number of Shares Outstanding	43.1	42.5	43.0	42.4
Dividends Declared per Share	$0.13	$0.13	$0.26	$0.26

Comprehensive Income:
Net Income	$32.7	$24.7	$77.2	$50.8
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	(1.3)	(0.6)	1.0	0.7
Defined benefit pension plans, net of tax	0.6	1.1	1.2	(1.0)
Other Comprehensive Income/(Expense), net of tax	(0.7)	0.5	2.2	(0.3)
Comprehensive Income	$32.0	$25.2	$79.4	$50.5

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	February 28, 2014	February 28, 2013
Cash Provided by/(Used for) Operating Activities:
Net income	$77.2	$50.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	21.4	19.9
Share-based compensation expense	8.7	8.6
Excess tax benefits from share-based payments	(9.9)	(5.8)
Deferred income taxes	1.1	1.7
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	9.1	(19.1)
Inventories	(25.2)	1.2
Prepayments and other current assets	(9.6)	(5.8)
Accounts payable	(5.5)	(19.2)
Other current liabilities	(4.3)	(27.5)
Other	(5.6)	(5.1)
Net Cash Provided by/(Used for) Operating Activities	57.4	(0.3)
Cash Provided by/(Used for) Investing Activities:
Purchases of property, plant, and equipment	(16.5)	(21.9)
Proceeds from sale of property, plant, and equipment	0.9	0.1
Acquisitions of business and intangible assets, net of cash acquired	—	(3.3)
Net Cash Used for Investing Activities	(15.6)	(25.1)
Cash Provided by/(Used for) Financing Activities:
Proceeds from stock option exercises and other	7.9	9.1
Excess tax benefits from share-based payments	9.9	5.8
Dividends paid	(11.2)	(11.1)
Net Cash Provided by Financing Activities	6.6	3.8
Effect of Exchange Rate Changes on Cash	0.7	(0.1)
Net Change in Cash and Cash Equivalents	49.1	(21.7)
Cash and Cash Equivalents at Beginning of Period	359.1	284.5
Cash and Cash Equivalents at End of Period	$408.2	$262.8

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except per share data)	Three Months Ended
	February 28, 2014		February 28, 2013
		% of Sales		% of Sales
Net Sales	$546.2		$486.7

Gross Profit (GAAP)	$215.2	39.4%	$189.7	39.0%
Add-back: Manufacturing inefficiencies	—		2.8
Adjusted Gross Profit (Non-GAAP)	$215.2	39.4%	$192.5	39.6%

Operating Profit (GAAP)	$58.4	10.7%	$45.1	9.3%
Add-back: Special charge	(0.2)		0.3
Add-back: Manufacturing inefficiencies	—		2.8
Adjusted Operating Profit (Non-GAAP)	$58.2	10.7%	$48.2	9.9%

Net Income (GAAP)	$32.7		$24.7
Add-back: Special charge, net of tax	(0.1)		0.2
Add-back: Manufacturing inefficiencies, net of tax	—		1.8
Adjusted Net Income (Non-GAAP)	$32.6		$26.7

Diluted Earnings per Share (GAAP)	$0.75		$0.57
Add-back: Special Charge and Manufacturing inefficiencies, net of tax	—		0.05
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.75		$0.62

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(In millions, except per share data)	Six Months Ended
	February 28, 2014		February 28, 2013
		% of Sales		% of Sales
Net Sales	$1,120.9		$967.8

Gross Profit (GAAP)	$452.3	40.4%	$379.2	39.2%
Add-back: Manufacturing inefficiencies	—		7.6
Adjusted Gross Profit (Non-GAAP)	$452.3	40.4%	$386.8	40.0%

Selling, Distribution, and Administrative Expenses	$316.7	28.3%	$284.9	29.4%
Add-back: Insurance recovery	5.0		—
Adjusted Selling, Distribution, and Administrative Expenses	$321.7	28.7%	$284.9	29.4%

Operating Profit (GAAP)	$135.8	12.1%	$93.3	9.6%
Less: Insurance recovery	(5.0)		—
Add-back: Special charge	(0.2)		1.0
Add-back: Manufacturing inefficiencies	—		7.6
Adjusted Operating Profit (Non-GAAP)	$130.6	11.7%	$101.9	10.5%

Net Income (GAAP)	$77.2		$50.8
Less: Insurance recovery, net of tax	(3.1)		—
Add-back: Special charge, net of tax	(0.1)		0.7
Add-back: Manufacturing inefficiencies, net of tax	—		4.8
Adjusted Net Income (Non-GAAP)	$74.0		$56.3

Diluted Earnings per Share (GAAP)	$1.78		$1.18
Less: Insurance recovery, net of tax	(0.07)		—
Add-back: Special Charge and Manufacturing inefficiencies, net of tax	—		0.13
Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.71		$1.31